                                                                 EXHIBIT 3.2 (b)
                                                                 ---------------
                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                               KOPIN CORPORATION


     Kopin Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Kopin Corporation, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing the holders of Common Stock of said corporation to consider said amendment and to indicate their approval and adoption thereof.
The resolution setting forth the proposed amendment is as follows:

     RESOLVED:  That the first sentence of Article Fourth of the Restated
     -------- Certificate of Incorporation of the Corporation be and it hereby is amended to read as follows:


          FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is as follows:

                               Without Par               With
                               Value                     Par Value                                         Aggregate
Class of Stock                 No. of Shares             No. of Shares             Par Value                 Amount
----------------------------  -------------------------  ------------------------  -----------------  ---------------------

     Preferred                None                              3,000                 $.01             $       30.00
     Common                   None                        120,000,000                 $.01             $1,200,000.00


     RESOLVED: That except as expressly amended hereby no other aspect of such -------- Article Fourth shall be modified hereby.

     SECOND: That thereafter, pursuant to said resolutions of its Board of Directors, the holders of record of not less than a majority of the issued and outstanding shares of Common Stock, par value $.01 per share, of said corporation, representing not less than the minimum number of votes necessary to authorize and take the actions set forth therein, duly adopted said amendment at the Annual Meeting of Stockholders called for such purpose in accordance with Sections 211 and 222 of the General Corporation Law of the State of Delaware.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Kopin Corporation has caused this certificate to be signed by Richard A. Sneider, its Chief Financial Officer, this __ day of June, 2000.

                                   KOPIN CORPORATION



                                   BY: /s/  Richard A. Sneider
                                       -------------------------
                                       Chief Financial Officer